Exhibit 32.2

CERTIFICATE OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of HealthSouth Corporation on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John L. Workman, Executive Vice President and Chief Financial Officer of HealthSouth Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: February 26, 2008

By:     /s/ John L. Workman

John L. Workman
Executive Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to HealthSouth Corporation and will be retained by HealthSouth Corporation and furnished to the Securities and Exchange Commission or its staff upon request.